      As filed with the Securities and Exchange Commission on June 6, 2001
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               HICKOK INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

                 Ohio                                    34-0288470
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                               10514 Dupont Avenue
                              Cleveland, Ohio 44108
          (Address of Principal Executive Offices, including Zip Code)
                             ______________________


            HICKOK INCORPORATED 2000 KEY EMPLOYEES STOCK OPTION PLAN
          HICKOK INCORPORATED 2000 OUTSIDE DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plans)
                             ______________________

Robert L. Bauman                                WITH A COPY TO:
President and Chief Executive Officer           Michael L. Miller, Esq.
Hickok Incorporated                             Calfee, Halter & Griswold LLP
10514 Dupont Avenue                             1400 McDonald Investment Center
Cleveland, Ohio 44108                           800 Superior Avenue
(216) 541-8060                                  Cleveland, Ohio 44114
                                                (216) 622-8200
                 (Name, Address and Telephone Number, including
                        Area Code, of Agent for Service)

                             ______________________


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                            Amount        Proposed maximum       Proposed maximum      Amount of
Title of securities                          to be         offering price       aggregate offering   registration
to be registered                          registered        per share (1)            price (1)            fee
------------------------------------------------------------------------------------------------------------------

Class A Common Shares, $1.00
 par value per share                      121,000 (2)          $4.25                 $514,250            $129


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of the Common Shares of Hickok Incorporated as quoted on the Nasdaq Stock Market on May 31, 2001.

(2)      Of the 121,000 Class A Common Shares being registered, an aggregate of
         (i) 21,000 shares are issuable upon exercise of options granted pursuant to the Hickok Incorporated 2000 Outside Directors Stock Option Plan, and (ii) 100,000 shares are issuable upon exercise of options granted pursuant to the Hickok Incorporated 2000 Key Employees Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of Hickok Incorporated (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

                  2. The Company's Definitive Proxy Statement filed with the Commission on January 22, 2001;

                  3. The Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 2000 and March 30, 2001; and

                  4.       The Company's Form 8-A (Reg. No. 147).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Michael L. Miller, a partner of Calfee, Halter & Griswold LLP, is the Company's Secretary and a Director of the Company, and as of May 31, 2001 beneficially owned 11,333 Common Shares, including 6,333 Common Shares which he has the right to acquire within 60 days after May 31, 2001 through the exercise of stock options.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Ohio Revised Code sec. 1701.13(E) provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity with another corporation or enterprise, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation.

         Article IV of the Company's Amended Code of Regulations provides for the indemnification of Directors and officers against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 the ("Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 6, 2001.

                                      HICKOK INCORPORATED


                                      By:/s/ Robert L. Bauman
                                         ------------------------------------
                                         Robert L. Bauman, President
                                         and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 6, 2001.

/s/ Janet H. Slade                    Chairman of the Board
--------------------------------
Janet H. Slade

/s/ Robert L. Bauman                  President, Chief Executive Officer and a
--------------------------------      Director
Robert L. Bauman                      (Principal Executive Officer)


/s/ Greg Zoloty                       Vice President and Chief Financial Officer
--------------------------------      (Principal Accounting and Financial
Greg Zoloty                           Officer)


/s/ Harry J. Fallon                   Director
--------------------------------
Harry J. Fallon

/s/ T. Harold Hudson                  Director
--------------------------------
T. Harold Hudson

/s/ James T. Martin                   Director
--------------------------------
James T. Martin

/s/ Michael L. Miller                 Director
--------------------------------
Michael L. Miller

/s/ James Moreland                    Director
--------------------------------
James Moreland







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




                               HICKOK INCORPORATED
                                  EXHIBIT INDEX
                                  -------------

    Exhibit No.                                   Exhibit Description
    -----------                                   -------------------

        4.1           Articles of Incorporation and Code of Regulations. (A)

        4.2 Amendment to Articles of Incorporation (incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, Commission File No. 0-147).

        4.3           2000 Outside Directors Stock Option Plan.

        4.4           2000 Key Employees Stock Option Plan.

        5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being registered.

        23.1          Consent of Meaden & Moore, Ltd.

        23.2          Consent of Calfee, Halter & Griswold LLP (included in
                      Exhibit 5.1 of this Registration Statement).

------------------

(A) Reference is made to the Company's basic documents filed as Exhibits 3(a) and 3(b) to the Company's Registration Statement on Form S-1, dated September 1, 1959, as supplemented by Amendments 1 and 2 thereto, dated respectively October 15, 1959, and October 19, 1959 (the October 15, 1959 amendment containing an Amendment to Articles of Incorporation, dated September 29, 1959) and such exhibits are hereby incorporated by reference herein.




                                      II-1